Exhibit 99.1

Contacts

V.I. Technologies, Inc. (Vitex)

John R. Barr

617-926-1551

john.barr@vitechnologies.com

or

Thomas T. Higgins

617-926-1551

tom.higgins@vitechnologies.com

V.I. Technologies Amends Merger Agreement with Panacos Pharmaceuticals

Panacos Clinical Trial Program for PA-457 Accelerates

Watertown, MA (November 8, 2004) — V.I. Technologies, Inc. (Nasdaq: VITX) (“Vitex” or “the Company”), a biotechnology company dedicated to developing novel anti-infective technologies, announced that it has amended the terms of the merger agreement with privately-held Panacos Pharmaceuticals, a biotechnology company developing novel antiviral drugs for the treatment of HIV infection and other major human viral diseases.

Under the terms of the amendment, Vitex will issue approximately 54.5 million shares at closing to complete the merger and acquire all Panacos outstanding shares. Panacos shareholders will have the opportunity to receive an additional 30.5 million Vitex shares if it successfully completes Panacos Study 201, a Phase II study in HIV-infected patients. The number of shares is fixed and not subject to adjustment based on the market price of Vitex stock. A financing agreement for at least $25 million to fund the merged company is a condition of closing the merger. The amendment also includes modifications to the termination and no solicitation provisions of the merger.

Since the Company announced the merger agreement on June 3, 2004 the pace of the Panacos PA-457 clinical trial program has accelerated, with 92 subjects receiving PA-457 since March 2004. PA-457 is the first in a new class of oral HIV drugs discovered by Panacos scientists that inhibit the last stage of the virus life cycle, virus maturation. It is designed to combat drug resistance, which occurs in up to 2/3 of treated HIV patients and is the leading cause of HIV treatment failure. Panacos recently announced the results of a Phase Ia dose escalation study in a presentation at the XV International AIDS Conference in Bangkok, Thailand. PA-457 was well tolerated at all doses, with good oral bioavailability and favorable pharmacokinetics. Panacos has completed dosing in five cohorts of a Phase Ib dose escalation study in which PA-457 was administered to normal uninfected volunteers once daily for ten days. The primary clinical endpoints were achieved in all cohorts.

Based on the favorable results of the Phase I program, Panacos added a Phase I/II study in HIV-infected patients to the development program. In this study, patients were given one dose of PA-457 to study the pharmacokinetics of the product. In addition, reduction in viral load in HIV-infected patients is being determined. Dosing of all 24 subjects has been completed and initial results are expected in the near term. Panacos expects to initiate a multi-dose Phase 2a study in HIV-infected patients later this quarter with results expected in H1, 2005.

“The pace and results in the clinical trial program for PA-457 have exceeded our expectations,” stated John Barr, President and CEO of Vitex. “The revised merger terms reflect the enhanced value of this novel drug candidate since we announced the merger. The fixed exchange ratio establishes certainty for shareholders of both companies. We believe that the merged company will be able to attract financing under attractive terms particularly with near term data from clinical testing in HIV-infected patients. Meanwhile Vitex will continue discussions with the FDA on supplemental clinical trials and other FDA requirements necessary to support a plan to pursue an acute-only indication for INACTINE™ red cells while we continue to enroll patients in the Phase III study currently underway.”

Dr. Samuel K. Ackerman, currently Vitex Chairman, will be Chairman and CEO of the combined company with Mr. Barr continuing as President. Dr. Ackerman commented, “We are excited about the rapid and successful progress of PA-457 in the clinic. The addition of this drug and other Panacos drugs, along with the outstanding Panacos development team led by Dr. Allaway, to the Vitex INACTINE™ program will create a leading anti-infectives company. A robust pipeline will both reduce risk and enhance value for shareholders in the combined company.” Dr. Graham Allaway is co-founder of Panacos and will be COO of the combined company responsible for Panacos operations.

The Board of Directors of VITEX and Panacos have approved the amendment to the merger agreement. The transaction is targeted to close in Q1, 2005 and is subject to approval by the shareholders of both companies and other customary closing conditions. To that end, Vitex plans to shortly file an amendment to the registration statement on form S-4 in connection with the merger and expects to mail a Joint Proxy Statement/Prospectus to shareholders who will then be able to cast a new vote on the amended merger proposal.

The Company will host a live webcast with a slide presentation and conference call Monday, November 8 at 8:30 AM Eastern time to discuss the transaction. The webcast may be accessed via the home page of the Company’s web site at www.vitechnologies.com. A replay of the webcast will be available via a link from the Company’s web site immediately after completion of the call, and will be archived for on-demand replay for 60 days.

The conference call may be accessed by dialing 800-795-1259, for domestic callers, and 785-832-1508, for international callers. A replay of the conference call will be archived for 60 days and may be accessed by dialing 800-934-8367 for domestic callers and 402-220-6994 for international callers.

About Vitex

Vitex is developing products designed to improve the safety of the world’s blood supply. The Company’s proprietary INACTINE™ technology, currently in a Phase III clinical trial, is designed to inactivate a wide range of viruses, bacteria and parasites, and has demonstrated its ability to remove prion proteins. Over 40 million red cell units are transfused annually in the U.S., Europe and Japan. For more information on Vitex, please visit our web site at: www.vitechnologies.com.

Vitex announced in June 2004 that it had entered into a merger agreement with privately-held Panacos Pharmaceuticals, a biotechnology company discovering and developing novel antiviral drugs for the treatment of HIV and other major human viral diseases. Terms of the merger were amended in November 2004, and are subject to the approval of the shareholders of Vitex and Panacos

About Panacos

Panacos Pharmaceuticals is engaged in the discovery and development of small molecule oral drugs for the treatment of HIV and other major human viral diseases. Panacos’ proprietary discovery technologies focus on novel targets in the virus life cycle, including virus fusion and virus maturation, the first and last steps of viral infection. More information on Panacos is available at www.Panacos.com.

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as execution of the Company’s financing plans, quarterly fluctuations in operating results, anticipated clinical trial timelines or results, the timely availability of new products, market acceptance of the Company’s products, the impacts of competitive products and pricing, government regulation of the Company’s products, the Company’s ability to complete product development collaborations and other strategic transactions and other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

Vitex plans to file an amended Registration Statement on Form S-4 in connection with the merger, and Vitex and Panacos expect to mail a Joint Proxy Statement/Prospectus to their stockholders containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Vitex, Panacos, the merger and related matters. Investors and security holders will be able to obtain free copies of these documents when they are available through the web site maintained by the U.S. Securities and Exchange Commission at http//www.sec.gov, and by calling Vitex Investor Relations at 617-926-1551.

Vitex and Panacos, and their respective directors, executive officers and certain members of management and employees may be soliciting proxies from Vitex and Panacos stockholders in favor of the adoption of the merger agreement and the transactions associated with the merger. A description of any interests that Vitex’s and Panacos’ directors and executive officers have in the merger will be available in the Joint Proxy Statement/Prospectus.